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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2020 included in the Registration Statement on Form F-1 and related Prospectus of Polypid Ltd., dated June 5, 2020.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global Tel-Aviv, Israel June 5, 2020

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  Exhibit 23.1